Exhibit 10.8

Execution Copy

LUCA TECHNOLOGIES INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You are hereby provided this Notice of the following option grant (the “Option”) to purchase shares of the $0.001 par value common stock of the Company (the “Stock”) of Luca Technologies Inc., a Delaware corporation (the “Company”), under the Luca Technologies Inc. Fourth Amended and Restated 2007 Equity Incentive Plan, as amended, restated, supplemented or otherwise modified from time to time (the “Plan”).

Option Holder:

Grant Date:

Vesting Commencement Date:

Option Price:	per share

Number of Option Shares:	shares of Stock

Expiration Date:

Type of Option: Of the Number of Option Shares granted above,

                          are designated as Incentive Stock Options (“ISOs”)* and

                          are designated as Non-Qualified Options.

Date Exercisable: The Option shall become exercisable for Option Shares as the Option Shares vest in accordance with the following vesting schedule.

Vesting Schedule: Subject to your continuous Service, you shall acquire a vested interest in the Option Shares over a [four] year period, as follows:

[25%] of the Option Shares will vest on the [first anniversary] of the Vesting Commencement Date (such [12]-month period being referred to herein as the “Waiting Period”) provided that you provide continuous Service with the Company during the Waiting Period;

and

the remainder of the Option Shares shall vest in a series of [thirty-six] successive equal [monthly] installments upon your completion of each additional [month] of continuous Service (as defined in the Plan) over the [three-year] period measured from the [first] anniversary of the Vesting Commencement Date.

In no event shall any additional Option Shares vest after cessation of Option Holder’s Service.

* Subject to compliance with all applicable requirements of Section 422 of the Code. To the extent all Option Shares designated as ISOs exceed the maximum number of shares that can be treated as ISOs, the remainder, if any, will automatically be treated as Non-Qualified Options.

Execution Copy

Option Holder understands and agrees that the Option is granted subject to, and in accordance with, the terms of the Plan as the same shall be amended, restated, supplemented or otherwise modified from time to time. Option Holder further agrees to be bound by (i) the terms of the Plan and (ii) the terms of the Option as set forth in the Stock Option Agreement dated as of the date hereof between Option Holder and the Company and attached hereto as Exhibit A.

Option Holder hereby acknowledges and agrees that (a) the Company has made available to Option Holder a copy of the Plan and (b) Option Holder has had the opportunity to review such document, this Notice, and the Stock Option Agreement and to consult with the Option Holder’s individual tax advisor and legal counsel with respect to the same.

TRANSFER RIGHTS: OPTION HOLDER HEREBY ACKNOWLEDGES AND AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE STOCK OPTION AGREEMENT AND PLAN.

At-Will Employment: Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Option Holder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliated Corporation employing or retaining Option Holder) or of Option Holder, which rights are hereby expressly reserved by each, to terminate Option Holder’s Service at any time for any reason, with or without cause.

Definitions: All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement, or, if not defined herein or therein, in the Plan.

Effective as of the Grant Date written above.

LUCA TECHNOLOGIES INC.	OPTION HOLDER

By:	Signature:
Address:
Name:

Title:
SSN:

2

Execution Copy

EXHIBIT A

STOCK OPTION AGREEMENT

(attached hereto)

EXHIBIT A

LUCA TECHNOLOGIES INC.

FOURTH AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

[For Employees with an Employment Agreement]

This STOCK OPTION AGREEMENT (this “Agreement”) is made this         day of             ,         , by and between Luca Technologies Inc., a Delaware corporation, and                            (“Option Holder”), under the Plan (as defined below).

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected employees, non-employee members of the Board, and consultants and other advisors in the service of the Company.

B. Option Holder is to render valuable services to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Option Holder.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or if not defined herein, in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

AGREEMENT

1. Definitions.

The following definitions shall be in effect under this Agreement:

(a) Board means the Board of Directors of the Company.

(b) Cause has the meaning provided such term in the Employment Agreement.

(c) Company means Luca Technologies Inc. and the Affiliated Corporations.

(d) Disabled or Disability has the meaning provided such term in the Employment Agreement.

(e) Employment Agreement means the employment agreement between the Company and Option Holder dated                 , as the same may be amended from time to time.

(f) Exercise Date means the date on which the Option shall have been exercised in accordance with Section 8 of this Agreement.

(g) Expiration Date means the date on which the Option expires as specified in the Grant Notice, subject to Section 5 of this Agreement.

(h) Good Reason has the meaning of such term as defined in the Employment Agreement.

(i) Grant Date means the date of grant of the Option as specified in the Grant Notice.

(j) Grant Notice means the Notice of Stock Option Grant accompanying this Agreement pursuant to which Option Holder has been informed of the basic terms of the Option evidenced by this Agreement.

(k) Incentive Option means an option designated as such in the Grant Notice and that is intended to satisfy the requirements of Section 422 of the Code.

(l) Non-Qualified Option means an Option that is not an Incentive Option.

(m) Option has the meaning given to that term in Section 2 of this Agreement.

(n) Option Period has the meaning given to that term in Section 3 of this Agreement.

(o) Option Price means the exercise price payable per Option Share as specified in the Grant Notice.

(p) Option Shares means the number of Shares subject to the Option as specified in the Grant Notice.

(q) Plan means the Fourth Amended and Restated Luca Technologies Inc. 2007 Equity Incentive Plan, as amended, restated, supplemented or otherwise modified from time to time.

(r) Service means the provision of continuous service to the Company (or the Successor) by a person in the capacity of an employee, a non-employee member of the Board, or a consultant or advisor, except to the extent otherwise specifically provided in the documents evidencing the Option grant.

(s) Share means one whole share of Stock.

(t) Stock means the $0.001 par value common stock of the Company.

(u) Without Cause has the meaning provided such term in the Employment Agreement.

2. Grant of Option. The Company hereby grants to Option Holder, as of the Grant Date, an option (this “Option”) to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the Option Period at the Option Price.

3. Option Period. The Option shall have a term of [            (    )] years measured from the Grant Date and shall expire at the close of business on the Expiration Date as specified in the Grant Notice, unless sooner terminated in accordance with Section 5 or upon a Change in Control as set forth in Article V of the Plan (the “Option Period”).

4. Date Exercisable; Vesting. The Option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the Option becomes exercisable for such installments, those installments shall accumulate, and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option Period under Section 5 or upon a Change in Control as set forth in Article V of the Plan.

5. Cessation of Service. The Option Period shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date on the first to occur of the following provisions:

(a) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of Service on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of the Option Holder’s termination of Service because of Disability.

(b) If the Option Holder dies during the Option Period while still in Service of the Company or within the one-year period referred to in (a) above or the three-month period referred to in (c) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of the Option Holder’s death.

(c) If the Service of the Option Holder is terminated during the Option Period by either the Option Holder for any reason or by the Company Without Cause, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of termination of Service.

(d) If the Service of the Option Holder is terminated by the Company within the Option Period for Cause, the Option shall automatically terminate and thereafter be void for all purposes (without limitation of the foregoing, the Option shall no longer be exercisable for any Option Shares, whether vested or unvested, immediately upon and after such termination).

6. Change in Control Transaction. In the event of a Change in Control, vesting of the Option shall be accelerated and 50% of all unvested Option Shares shall automatically become vested as of the day immediately preceding the Change in Control date and shall remain exercisable for the Option Period; provided that the Option may otherwise be affected as provided in the Plan.

7. Stockholder Privileges. The Option Holder shall not have any rights as a stockholder with respect to the Option Shares until and unless the Option Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Shares, except as provided pursuant to the Change in Control provisions referenced in Section 6.

8. Manner of Exercising Option.

(a) To exercise an Option, the Option Holder shall deliver written notice to the Company specifying the number of Option Shares for which the Option is exercised. The purchase of such Option Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by one or any combination of the methods set forth below and the other conditions to exercise set forth in Section 8(b) shall be satisfied or otherwise waived by the Company.

(b) To exercise the Option, Option Holder (or any other person or persons exercising the Option) must:

(i) Pay the aggregate Option Price for the purchased Option Shares in one or more of the following forms (or by any other method approved by the Committee upon the request of the Option Holder):

(A) in cash or by wire transfer of immediately available funds;

(B) by certified check, cashier’s check, or other check acceptable to the Company, payable to the order of the Company;

(C) if expressly permitted by a resolution of the Committee applicable to this Option at the time of exercise (whether such resolution is applicable solely to this Option or is generally applicable to some or all Options outstanding under the Plan), by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that the Option may not be exercised by delivery to the Company of certificates representing Shares, unless such Shares have been held by the Option Holder for such period of time as the Committee determines, if any; for purposes hereof, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the Exercise Date; or

(D) if expressly permitted by resolution of the Committee applicable to this Option at the time of exercise (whether such resolution is applicable solely to the Option or is generally applicable to some Options outstanding under the Plan) by the withholding from the purchased Shares a number of Shares having a Fair Market Value as of the exercise date equal to the aggregate Option Price of the purchased Shares.

(ii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Option Holder) have the right to exercise the Option.

(iii) Execute and deliver to the Company such written representations as may be requested by the Company in order to comply with the requirements of applicable securities laws.

(iv) Make appropriate arrangements with the Company for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

(c) As soon as practical after the Exercise Date, a properly executed certificate or certificates representing the purchased Option Shares shall be delivered to or at the direction of the Option Holder.

(d) In no event may the Option be exercised for any fractional shares.

9. Transfer and Repurchase Limitations and Restrictions. Option Holder hereby acknowledges and agrees that the Option is subject to certain limitations and restrictions on transferability and repurchase as set forth herein and in the Plan.

10. Compliance with Laws and Regulations. The exercise of the Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and the Option Holder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Stock may be listed for trading at the time of such exercise and issuance. The Option is subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, the Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11. Successors and Assigns. Except to the extent otherwise provided in this Agreement or the Plan, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Option Holder, Option Holder’s assigns, and the legal representatives, heirs and legatees of Option Holder’s estate.

12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Option Holder shall be in writing and addressed to Option Holder at the address indicated below Option Holder’s signature line on the Grant Notice or the current address of Option Holder as set forth in the Company records. All notices shall be deemed effective upon personal delivery or as of the second day after deposit in the official mail of the applicable country, postage prepaid and properly addressed to the party to be notified.

13. Grant Subject to Plan. This Agreement and the Option are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan will control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Option.

14. Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to its conflict-of-laws rules.

16. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares of Stock which may be issued under the Plan as last approved by the Company’s stockholders, then the Option shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares of Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

17. Amendment. Subject to the other terms of the Plan, no amendment or modification of this Option may in any manner adversely affect the Option Holder’s rights hereunder without the Option Holder’s written consent.

18. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee, but only to the extent permitted under the Plan.

19. At-Will Employment. Nothing in this Agreement, the Grant Notice, or the Plan shall confer upon Option Holder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliated Corporation employing or retaining Option Holder) or of Option Holder, which rights are hereby expressly reserved by each, to terminate Option Holder’s Service at any time for any reason, with or without cause. This Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Option Shares and the Option.

20. Additional Terms Applicable to an Incentive Option.

(a) In the event the Option is designated as an Incentive Option in the Grant Notice, the Option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) the Option is exercised for one or more Option Shares: (i) more than three (3) months after the date Option Holder ceases to be an employee for any reason other than death or Disability or (ii) more than twelve (12) months after the date Option Holder ceases to be an employee by reason of Disability. Nothing in this Section shall require that the Option Holder be allowed to exercise this Option, in whole or in part, after the expiration of the time periods specified in Section 5 hereof.

(b) If Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Shares acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request.

21. Withholding. The Company’s obligations to deliver shares of Stock upon the exercise of the Option shall be subject to the Option Holder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements. Upon exercise of the

Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws. If expressly permitted by a resolution of the Committee applicable to this Option at the time of exercise (whether such resolution is applicable solely to this Option or is generally applicable to some or all Options outstanding under the Plan) payment of such taxes may be made through delivery of Shares of Stock or by withholding Shares to be issued under the Option, as provided in Section 14.2 of the Plan.

22. Tax Treatment; Section 409A. Option Holder may incur tax liability as a result of the exercise of the Option or the disposition of Option Shares. Option Holder should consult his or her own tax adviser before exercising the Option or disposing of the Option Shares.

Notwithstanding anything in this Agreement or the Plan to the contrary, the Plan, this Agreement and the Option granted hereunder are intended to comply with the requirements imposed by Section 409A of the Code by establishing the Option Price at an amount equal to or greater than the Fair Market Value of a share of Stock on the Grant Date. However, notwithstanding the Board’s determination of the Fair Market Value of a share of Stock for purposes of determining the Option Price, the taxing authorities may assert that the Fair Market Value of a share of Stock on the Grant Date was greater than the Option Price. Under Section 409A of the Code, if the Option Price is less than the Fair Market Value of a Share on the Grant Date, the Option may be treated as a form of deferred compensation and Option Holder may be subject to an additional 20% tax, plus interest. Option Holder is encouraged to consult a tax advisor regarding the potential impact of Section 409A of the Code.

If any provision of this Agreement, the Plan or this Option would result in the imposition of an additional tax under Section 409A of the Code, the Company and Option Holder intend that the provision of this Plan, the Agreement or this Option, as the case may be, will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect Option Holder’s interest in this Option. Option Holder further agrees that the Committee, in the exercise of its sole discretion and without Option Holder’s consent, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code. The Company will provide Option Holder with notice of any such amendment or modification. Option Holder agrees and acknowledges that none of the Company, any Affiliated Corporation, any of their officers, directors or employees is responsible for or in any way guarantees the tax consequences of this Option or the exercise of the Option.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the day and year first above written.

Luca Technologies Inc.

By:
Name:
Title:

OPTION HOLDER

Print Name:

[Signature Page to Stock Option Agreement]